Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GOLFSUITES 1, INC.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2019, AT 2:10 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

7117584 8100 SR# 20191761812	Authentication: 202379484 Date: 03-05-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GOLFSUITES 1, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

ONE: That at a meeting of the Board of Directors of GolfSuites 1, Inc., resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting for the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing Article VII by adding the following sentence after the last sentence thereof:

“Notwithstanding the foregoing, this Article VII shall not apply to the extent that its application would violate any Federal law or regulation.”

TWO: That holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted acting by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, resolutions were adopted approving the amendments set forth herein.

THREE: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this    1st    day of March, 2019.

Signed: /s/ Gerald Ellenburg
Printed Name: Gerald Ellenburg
Title: Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 03/05/2019 FILED 02:10 PM 0305/2019 SR 20191761812 - File Number 7117584